ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775)684-5708

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
“Ross Miller”	20090911652-95
Ross Miller	Filing Date and Time 12/22/2009 6:33 AM
Secretary of State State of Nevada	Entity Number E0678482009-7

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

1.	Name of
Corporation :                                           Golden Fork Corporation

2.	Registered
Agent for services                                   X  Commercial Registered Agent:                                                                        Business Filings Incorporated
Of Process: (check                                  None Commercial Registered Agent                         OR                                     Office or Position with Entity
only one box)                                             (name and address below)                                                                                 (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address                                                                           City                      NEVADA                      Zip Code

Mailing Address (if different from street address)               City                      NEVADA                 Zip Code

3.	Authorized
Stock: (number of                                             Number of                                                                                                      Number of
shares corporation is                                         shares with                                           Par value                                           shares without
authorized to issue)                                           par value: 75,000,000                         per share $ 0.00001                   par value

4.	Names and 1. Alida Heyer
Addresses of the                                                  Name
Board of Directors/                                        8 Hermitage Way, Meadowridge, Constantia, 7806 Western Cape South Africa 7806
Trustees:  (each Director/
Trustee must be a natural person                     Address
At least 18 years of age;
Attaché additional page if more
than two directors/trustees)

5.    Purpose: (optional;                                           The purpose of the corporation shall be:
See instructions)	To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6.	Name, Address
and Signature of                                               The Nevada Company                           “Mark Williams”, AVP
Incorporator                                                     Name                                                       Incorporator signature
(attach additional page if                                   8040 Excelsior Drive, Ste 200              Madison  WI     53717
more than one incorporator)                            Address                                                     City    State  Zip code

7.	Certificate of I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
Appointment of                                                Mark Williams, AVP Business Filings Incorporated                                              December 22, 2009
Registered Agent:                                           Authorized Signature of Registered Agent on Behalf of Registered Agent Entity               Date

Nevada Secretary of State NRS 78 Articles
Revised 4-10-09